Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road Suite 101 Chestnut Ridge, NY 10977

BioHiTech Global Reports Third Quarter 2018 Financial Results

Q3 2018 revenues increase by 65.8% with gross profit increasing by 282.8%

CHESTNUT RIDGE, NY – November 14, 2018 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results for the third quarter ended September 30, 2018.

Business Highlights

•	Entered into Letter of Intent to Increase the Company’s Stake in the Nation’s First HEBioT™ Resource Recovery Facility - The 56,000 square foot facility, located in Martinsburg, West Virginia, is expected to generate over $7 million in annual revenue in 2019 when it begins its first year of full operations. The Martinsburg operation utilizes a patented process that will convert approximately 40% or more of municipal solid waste (MSW) processed at the facility into a clean burning EPA approved alternative fuel (Solid Recovered Fuel or SRF), resulting in up to an 80% overall reduction in landfill usage. While the letter of intent not a binding obligation on the Company and is subject to completion of a definitive agreement, the Company expects to complete the transaction in Q4 2018 that will bring its ownership stake in the facility to over 45% and enable it to consolidate the operations in its financial statements. A substantial majority of the MSW for processing and all of the Solid Recovered Fuel are covered under supply and purchase contracts for a minimum of ten years.

•	Received Local Permit Approval to Build the Company’s Next HEBioT Resource Recovery Facility in Rensselaer New York - The Company received local permits to build a 72,000 square foot HEBioT municipal waste processing facility on 23 acres of land in the City of Rensselaer’s southern industrial area. The planned facility is expected to generate approximately $12 million of high margin annual revenue. While construction of the facility is still subject to state permit approval and debt financing, the Company anticipates bringing the facility online in late 2020. The Rensselaer City Planning Commission voted 5-0 to approve the project which included an environmental review and issuing a special use permit in the industrial-zoned area.

•	Partnered with Delaware North to Deliver Award Winning Food Waste Digester Technology to Miller Park – The Company partnered with Delaware North, one of the largest privately-held hospitality and food service companies in the world with over $3 billion in annual revenue, to provide solutions tailored to meet the needs of its food service and hospitality customers, including Miller Park, home of Major League Baseball's Milwaukee Brewers. The recent installation of the BioHiTech Revolution Series Seed Digester at Miller Park enabled the venue to win the Best Sustainability Initiative Award for the 2018 from the annual VenuesNow Excellence in Concessions Awards.

•	Completion of University of Delaware Study Demonstrates the Positive Environmental Impact of the Company’s Food Waste Digester Technology – The UDEL independent life cycle analysis (LCA) compared food waste disposal utilizing BioHiTech’s digester technology to composting and landfilling in accordance with ISO 14040 standards. The study found that when compared to BioHiTech’s technology, trucking food waste to a compost facility resulted in double the amount of CO2 equivalents while trucking unprocessed food waste directly to landfills yielded 900% more CO2 equivalents.

Frank E. Celli, CEO of BioHiTech, commented, “During the third quarter we made significant progress to further the commercialization of our cost-effective sustainable technologies in order to build long term value for our stockholders. The local permit approval in New York State as well as our planned acquisition of consolidatable stake in the Martinsburg facility sets the stage for the rollout of our high margin HEBioT technology. With Martinsburg set to begin commissioning in the fourth quarter of 2018 and upon the completion of the increase in our ownership interest, we expect to see significant revenue growth and meaningful EBITDA contributions from this facility beginning in 2019. We are also making great strides in expanding our digestor business and are excited by the larger scale customer opportunities that we are now pursuing and expect to win.”

Mr. Celli continued, “Our business partnership with Gold Medal Group continues to strengthen as together we are rolling out a unique bundled services package that mixes traditional services with technology to reduce customer costs while improving margins and lessoning the environmental impact of waste disposal. With the Martinsburg facility in operation in 2019, our two companies will be the first to deliver a true Zero Waste solution in certain markets with a roadmap toward expanding that footprint in the coming years. We are excited to enter 2019 poised for significant revenue growth, with a plan to transform the waste management industry for the benefit of the customer, the environment and our company.”

Q3 Financial Highlights

Revenue: Revenues in Q3 2018 were $1.1 million, a 65.8% increase compared to revenues of $656,000 in Q3 2018. Recurring revenue from rental, services and maintenance grew by 13.1% to reach $470,000 or 43.2% of total revenue. The increase in rental, service and maintenance is primarily the result of a larger overall number of deployed units. Revenue from equipment sales grew by 17.1% to $282,000. The Company continues to focus more of its resources on its rental model and therefore expects equipment sales to vary based upon reseller activity predominantly in overseas markets. Revenue from management advisory fees related to its new management services contract with Gold Medal in 2018 totaled $336,000.

Gross Profit: Q3 2018 gross profit increased by 282.8% to $596,000 compared to $155,000 in Q3 2017. Gross profit margin increased by 31.0 percentage points to reach 54.7%. The increase in gross margin was driven by margin contribution from management advisory fees as the Company is providing the services with its existing management team without incurring any additional variable costs as part its mission to cost effectively reduce the environmental impact of waste management services. Rental, service and maintenance gross margin increased by 12.3 percentage points to 28.3%, primarily as the Company achieved improved economies of scale and by an 8.0 percentage point increase in equipment sales gross margin to 44.9%.

Operating Expenses: Q3 2018 operating expenses decreased by $156,000 or 8.1% to $1.8 million compared to $1.9 million in Q3 2017. The decrease in operating expenses was mainly due to a $400,000 decrease in professional fees, partially offset by a $227,000 increase in personnel expenses related to stock-based compensation, a $24,000 increase in sales and marketing expense.

Operating Loss: Q3 2018 operating loss narrowed to $(1.2) million compared to $(1.8) million in Q3 2017. The improvement in the operating result was due to a $440,000 increase gross profit and a $156,000 decrease in operating expenses in the comparable periods.

Net Loss: The Company recorded a Q3 2018 net loss of $(2.0) million or $(0.15) on 14.6 million common shares versus a net loss of ($2.3) million or $(0.27) on 8.4 million common shares in Q3 2017. The decrease in net loss was attributable to the decrease in operating loss partially offset by a $173,000 loss related to the accounting treatment of its investment in Gold Medal Group, a $65,000 increase in interest expense, and a $48,000 increase in interest expense incurred in warrant valuation and conversion.

Select Balance Sheet Items: The Company had cash and cash equivalents of $384,000 with shareholder equity of $2.9 million as of September 30, 2018 compared to cash and cash equivalents of $901,000 and a shareholder deficit of ($11.0) million as of December 31, 2017.

Brian C. Essman, CFO commented, "We continued to see meaningful improvement in gross profit and margin during the quarter, while operating expenses have begun to moderate. As we layer on new recurring revenue anticipated from larger quantity digester opportunities and begin to see the commercialization of our HEBioT business, we are confident that we can begin to achieve significant operational improvement during 2019. In the near-term, we intend to work to further expand our credit facility to support digester growth, and establish strategic partnerships to accelerate the expansion of our HEBioT business in order to build significant value for the benefit of our stockholders in the coming years."

Additional information can be found in the Company's Form 10-Q filed with the United States Securities and Exchange Commission on November 14, 2018.

Conference Call Information

BioHiTech will host a conference call today, Wednesday, November 14, at 4:30 p.m. Eastern Time to discuss these results. The conference call information is as follows:

•	Direct Dial-in number for US/Canada: (201) 689-8562

•	Toll Free Dial-in number for US/Canada: (877) 407-0789

•	Dial-In number for international callers: (201) 689-8562

•	Participants will ask for the BioHiTech Global Q3 2018 Financial Results Call

This call is being webcast by ViaVid and can be accessed at http://public.viavid.com/index.php?id=132202.

The call will also be available for replay by accessing

http://public.viavid.com/index.php?id=132202.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.   Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes.  Our cost-effective technology platforms can virtually eliminate landfill usage through real-time data analytics to reduce waste generation, biological disposal of food waste at the point of generation, and the processing of municipal solid waste into a valuable renewable fuel.  For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Rental, service and maintenance	$469,978	$415,402	$1,369,314	$1,140,751
Equipment sales	282,246	240,945	547,735	655,493
Management advisory and other fees	335,858	-	725,897	-
Total revenue	1,088,082	656,347	2,642,946	1,796,244
Cost of revenue
Rental, service and maintenance	336,842	348,862	912,061	880,559
Equipment sales	155,651	151,998	355,154	391,152
Total Cost of revenue	492,493	500,860	1,267,215	1.271,711
Gross profit	595,589	155,487	1,375,731	524,533
Operating expenses
Selling, general and administrative	1,744,570	1,901,486	5,024,406	5,441,513
Depreciation and amortization	28,297	27,674	87,160	85,781
Total operating expenses	1,772,867	1,929,160	5,111,566	5,527,294
Loss from operations	(1,177,278)	(1,773,673)	(3,735,835)	(5,002,761)
Other expense (income)
Equity loss in affiliate	179,041	5,922	371,531	11,838
Interest expense	593,041	527,896	1,878,596	1,198,327
Interest expense incurred in warrant valuation and conversions	47,767	-	6,727,929	1,999
Total other expense	819,849	533,818	8,978,056	1,212,164
Net loss	(1,997,127)	(2,307,491)	(12,713,891)	(6,214,925)

Other comprehensive (loss) income
Foreign currency translation adjustment	3,820	(15,891)	27,740	(44,395)
Comprehensive loss	$(1,993,307)	$(2,323,382)	$(12,686,151)	$(6,259,320)

Net loss per common share - basic and diluted	$(0.15)	$(0.27)	$(0.99)	$(0.75)
Weighted average number of common shares outstanding - basic and diluted	14,575,375	8,397,191	13,257,303	8,316,943

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2018	2017
		(Revised)
Assets
Current Assets
Cash	$384,403	$901,112
Accounts receivable, net	339,741	274,405
Inventory	794,650	332,101
Prepaid expenses and other current assets	103,774	79,686
Total Current Assets	1,622,568	1,587,304
Equipment on operating leases, net	1,612,100	1,451,144
Equipment, fixtures and vehicles, net	52,857	63,509
Intangible assets, net	106,483	174,133
Investment in unconsolidated affiliates	2,894,732	1,016,263
MBT facility development and license costs	6,552,485	6,223,766
Other assets	13,500	23,500
Total Assets	$12,854,725	$10,539,619
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Line of credit, net of financing costs of $22,618 as of September 30, 2018	$977,382	$1,000,000
Accounts payable	1,281,978	1,287,740
Accrued interest payable	116,851	29,431
Accrued expenses	506,361	892,136
Deferred revenue	97,767	84,686
Customer deposits	22,560	39,498
Long-term debt, current portion	9,091	8,874
Total Current Liabilities	3,011,990	3,342,365
Notes payable	100,000	375,000
Line of credit	-	1,463,736
Junior note due to related party, net of discounts of $123,573 as of September 30, 2018	920,904	4,500,000
Advance from related party	-	544,777
Accrued interest	1,229,807	1,860,591
Convertible unsecured note	-	103,885
Convertible subordinated secured notes	-	1,021,916
Unsecured subordinated mandatorily convertible series notes	-	7,698,819
Senior Secured Note Payable, net of financing costs of $171,152 and discounts of $1,051,190	3,777,658	-
Long-term debt, net of current portion	15,125	21,971
Total Liabilities	9,055,484	20,933,060
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 183,312 and 333,401 outstanding as of September 30, 2018 and December 31, 2017	817,421	623,283
Commitments and Contingencies	-	-
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 2,444,601 and 1,444,601 designated, 1,189,234 and 493,401 issued, and 610,812 and 493,401 outstanding as of September 30, 2018 and December 31, 2017, respectively:
Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 and 160,000 shares issued, and 0 and 160,000 outstanding as of September 30, 2018 and December 31, 2017, respectively	-	699,332
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding	3,050,142	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 14,630,734 and 9,598,208 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively, at par	1,463	960
Additional paid in capital	42,452,342	17,752,990
Accumulated deficit	(42,511,277)	(29,431,416)
Accumulated other comprehensive (loss)	(10,850)	(38,590)
Total Stockholders' Equity (Deficit)	2,981,820	(11,016,724)
Total Liabilities and Stockholders' Equity (Deficit)	$12,854,725	$10,539,619

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss:	$(12,713,891)	$(6,214,925)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	354,383	299,021
Provision for bad debts	21,355	89,630
Stock based employee compensation	485,244	375,508
Fees paid in stock and warrants	-	871,531
Interest resulting from amortization of financing costs and discounts	1,318,895	223,718
Equity loss in affiliate	371,531	11,838
Change in fair value of warrant liability	-	1,999
Interest resulting from warrants valued upon conversion of host debt instruments	6,424,970	-
Changes in operating assets and liabilities	(648,717)	505,650
Net cash used in operations	(4,386,230)	(3,836,030)

Cash flow from investing activities:
Sale of used machinery and equipment	-	13,530
Investment in Entsorga West Virginia, LLC	-	(1,034,028)
MBT facility development costs incurred	(328,718)	(139,313)
Purchases of equipment, fixtures and vehicles	(8,944)	(6,057)
Net cash used in investing activities	(337,662)	(1,165,868)

Cash flows from financing activities:
Proceeds from issuance of senior secured credit facility and common stock	5,000,000	-
Repayment of line of credit facility	(2,463,736)	-
Proceeds from new line of credit facility	1,000,000	-
Exercise of employee stock options	61,976	-
Proceeds from convertible notes, including warrants and beneficial conversion features	-	2,459,000
Deferred financing costs incurred	(237,187)	(23,000)
Repayments of long-term debt	(6,629)	(6,369)
Proceeds from the issuance of Series B convertible preferred stock and warrants	1,125,000	-
Redemption of Series A preferred stock	(317,000)	-
Related party:
Net increases of advances	-	1,120,756
Proceeds from promissory notes	-	786,973
Proceeds from convertible notes	-	800,000
Net cash provided by financing activities	4,162,424	5,137,360
Effect of exchange rate on cash	44,759	18,880
Net change in cash	(516,709)	154,342
Cash - beginning of period	901,112	325,987
Cash - end of period	$384,403	$480,329